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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                               BROAN MFG. CO. LLC

      This Certificate of Formation of Broan Mfg. Co. LLC (the "LLC"), dated March 9, 1999, is being duly executed and filed by Michael J. Sharon, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

      FIRST: The name of the limited liability company formed hereby is Broan Mfg. Co. LLC.

      SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      FOURTH: The effective date of this certificate shall be April 4, 1999.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                    /s/ Michael J. Sharon
                                  ----------------------------
                                  Michael J. Sharon, Authorized Person

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                      AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                               BROAN MGF. CO. LLC

      This Amendment to Certificate of Formation of Broan Mfg. Co. LLC, dated March 19, 1999, is being duly executed and filed by Michael J. Sharon, as an authorized person.

      The first article of the Certificate of Formation is hereby amended to read in its entirety as follows:

      FIRST: The name of the limited liability company formed hereby is Broan
LLC.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Formation as of the date first above written.

                                     /s/ Michael J. Sharon
                                    -------------------------------
                                    Michael J. Sharon, Authorized Person

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                   CERTIFICATE OF MERGER OF MJSRGC, INC. INTO
         BROAN LLC UNDER SECTION 18-209 OF THE LIMITED LIABILITY COMPANY
                          ACT OF THE STATE OF DELAWARE

      Pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware, Broan LLC, a Delaware limited liability company (the "Company"), hereby certifies to the following information relating to the merger of MJSRGC, Inc., a Delaware corporation (the "Disappearing Corporation"), with and into the Company (the "Merger").

            1. The respective names and states of incorporation or formation of the company and the Disappearing Corporation, which are the constituent entities in the Merger (the "Constituent Corporations"), are:

                  Broan LLC               Delaware
                  MJSRGC, Inc.            Delaware

            2. An agreement of merger between the Company and the Disappearing Corporation (the "Merger Agreement") has been approved and executed by each of the Constituent Corporations.

            3. The Company is the surviving corporation to the Merger (the "Surviving Corporation").

            4.    The name of the Surviving Corporation is Broan LLC.

            5.    The effective date of the Merger shall be April 4, 1999.

            6. An executed copy of the agreement of merger is on file at the principal place of business of the Surviving Corporation, which is located at 926 West State Street, Hartford, Wisconsin.

            7. A copy of the agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

      IN WITNESS WHEREOF, this Certificate of Merger has been executed as of this 31st day of March, 1999.

                                      BROAN LLC

                                      By:   /s/ Richard J. Harris
                                          -------------------------
                                      Its: Vice President
                                           Richard J. Harris

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                      AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                                    BROAN LLC

      This Amendment to Certificate of Formation of Broan LLC ("Broan"), dated September 17, 1999, is being duly executed and filed by Richard L. Bready, as President of Nortek, Inc., the sole Member of Broan.

      The first article of the Certificate of Formation is hereby amended to read in its entirety as follows:

      FIRST: The name of the limited liability company formed hereby is Broan-NuTone LLC.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Formation as of the date first above written.

                                       NORTEK, INC.

                                       By:  /s/ Richard L. Bready
                                           -------------------------
                                       Name: Richard L. Bready
                                       Its: President